Exhibit 99

Rocky Brands, Inc. Announces Fourth Quarter and Full Year 2023 Results

2023 Year-end Inventories down $66.2 Million or 28.1% and Debt Levels down $83.8 Million or 32.6%

NELSONVILLE, Ohio, February 28, 2024 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its fourth quarter and year ended December 31, 2023.

Fourth Quarter 2023 Overview

●	Net sales decreased 9.3% to $126.0 million
●	Wholesale segment sales decreased 13.3%; Retail segment sales increased 1.5%
●	Operating income increased 8.2% to $14.7 million
●	Net income increased 3.0% to $6.7 million, or $0.91 per diluted share
●	Adjusted net income decreased 8.3% to $7.3 million, or $0.98 per diluted share

Full Year 2023 Overview

●	Net sales decreased 25.0% to $461.8 million
●	Wholesale segment sales decreased 30.5%; Retail segment sales increased 1.4%
●	Operating income decreased 19.7% to $35.4 million
●	Net income decreased 49.1% to $10.4 million, or $1.41 per diluted share
●	Adjusted net income decreased 40.8% to $14.3 million, or $1.93 per diluted share

"We are encouraged with our fourth quarter performance as we navigated top-line headwinds and delivered operating income that was ahead of our expectations," said Jason Brooks, Chairman, President and Chief Executive Officer. "Despite market softness towards the end of December, the late arrival of certain materials that pushed back our manufacturing and shipment schedules, and the transition to a distributor model in Canada in early November, net sales improved from the third quarter with year-over-year declines moderating to their lowest levels in 2023."

Mr. Brooks continued, "While it was a challenging year from a sell-in perspective as many of our wholesale accounts worked to rebalance their overall inventory levels, retail sell-through and the performance of our own ecommerce websites underscores that consumer demand for our brands remains solid. Equally important, we made great progress strengthening our balance sheet throughout 2023 highlighted by a $66.2 million reduction in inventories and an $83.8 million decline in our debt levels compared with the end of 2022. This work has put us in a great position to invest in our business to drive profitable growth and increased shareholder value over the near and long-term."

Fourth Quarter Review

Fourth quarter net sales in 2023 decreased 9.3% to $126.0 million compared with $138.9 million in the fourth quarter of 2022. Wholesale segment sales for the fourth quarter of 2023 decreased 13.3% to $85.8 million compared to $98.9 million for the same period in 2022. Retail segment sales for the fourth quarter of 2023 increased 1.5% to $37.8 million compared to $37.3 million for the same period last year. Contract Manufacturing segment sales, which include contract military sales and private label programs, decreased 14.9% to $2.3 million for the fourth quarter of 2023 compared to $2.7 million in the fourth quarter of 2022. The decrease in Contract Manufacturing sales was due to the expiration of certain contracts with the U.S. Military.

Gross margin in the fourth quarter of 2023 was $50.7 million, or 40.3% of net sales, compared to $56.7 million, or 40.8% of net sales, for the same period last year. The 50-basis point decrease in gross margin was attributable to a tariff refund with a net impact of approximately $2.4 million received in the fourth quarter 2022 partially offset by a higher mix of Retail segment sales in the fourth quarter of 2023, which carry higher gross margins than the Wholesale and Contract Manufacturing segments.

Operating expenses were $36.0 million, or 28.6% of net sales, for the fourth quarter of 2023 compared to $43.1 million, or 31.0% of net sales, for the same period a year ago. Excluding $0.7 million of acquisition-related amortization expense and $0.1 million of expenses related to the closure of a manufacturing facility in the fourth quarter of 2023 and $1.7 million in acquisition-related amortization and restructuring costs in the fourth quarter of 2022, adjusted operating expenses were $35.2 million for the fourth quarter of 2023 and $41.4 million for the same period a year ago. The decrease in operating expenses was largely attributable to cost-saving reviews and operational efficiencies achieved through strategic restructuring initiatives implemented over the past year. As a percentage of net sales, adjusted operating expenses were 27.9% in the fourth quarter of 2023 compared with 29.8% in the year ago period.

Income from operations for the fourth quarter of 2023 was $14.7 million, or 11.7% of net sales, compared to $13.6 million or 9.8% of net sales for the same period a year ago. Adjusted operating income for the fourth quarter of 2023 was $15.5 million, or 12.3% of net sales, compared to adjusted operating income of $15.3 million, or 11.0% of net sales, for the same period a year ago.

Interest expense for the fourth quarter of 2023 was $5.3 million compared with $5.9 million a year ago. The decrease was driven by lower debt levels in the fourth quarter of 2023 compared with the fourth quarter of 2022.

The effective tax rate for the fourth quarter of 2023 increased to 29.0% compared to 16.1% a year ago. The year-over-year increase, which was higher than initially projected, was driven primarily by a return to provision adjustment resulting from foreign tax credits recognized in the fourth quarter of 2023.

The Company reported fourth quarter 2023 net income of $6.7 million, or $0.91 per diluted share, compared to net income of $6.5 million, or $0.89 per diluted share, in the fourth quarter of 2022. Adjusted net income for the fourth quarter of 2023, was $7.3 million, or $0.98 per diluted share, compared to adjusted net income of $7.9 million, or $1.08 per diluted share, in the fourth quarter of 2022.

Full Year Review

Full year 2023 net sales decreased 25.0% to $461.8 million compared with $615.5 million in 2022. Adjusted net sales, which exclude returns associated with a supplier-related dispute in the second quarter of 2023 and the sale of inventory related to the divesture of the NEOS brand during the third quarter of 2022, decreased 24.3%. Wholesale segment sales for 2023 decreased 30.5% to $337.0 million compared to $484.8 million in 2022. Retail segment sales for the year increased 1.4% to $117.0 million compared to $115.4 million for the same period last year. Contract Manufacturing segment sales, which includes contract military sales and private label programs, decreased 48.4% to $7.9 million compared to $15.3 million in 2022.

Gross margin in 2023 was $178.6 million, or 38.7% of net sales, compared to $225.2 million, or 36.6% of net sales, for 2022. On an adjusted basis to exclude returns associated with a supplier-related dispute in the second quarter of 2023 and the sale of inventory related to the divesture of the NEOS brand in the third quarter of 2022, gross margins were 38.9% of adjusted net sales in 2023 compared to 36.6% of adjusted net sales in 2022. The 230-basis point improvement in gross margin was driven primarily by a higher mix of Retail segment sales which carry higher gross margins than the Wholesale and Contract Manufacturing segments, combined with a 140-basis point improvement in Wholesale segment gross margins.

Operating expenses were $143.2 million, or 31.0% of net sales, for 2023 compared to $181.2 million, or 29.4% of net sales, for 2022. Excluding $4.8 million of acquisition-related amortization expense, expenses related to the closure of a manufacturing facility and restructuring costs in 2023 and $5.7 million of acquisition-related amortization and integration costs, restructuring costs and disposition of assets in 2022, adjusted operating expenses were $138.4 million, or 29.9% of adjusted net sales in the current year and $175.5 million, or 28.7% of adjusted net sales in the prior year.

Income from operations for 2023 was $35.4 million, or 7.7% of net sales, compared to $44.0 million or 7.2% of net sales for 2022. Adjusted operating income for 2023 was $41.9 million, or 9.0% of adjusted net sales, compared to adjusted operating income of $48.6 million, or 7.9% of adjusted net sales, a year ago.

Interest expense for 2023 was $22.7 million compared with $18.3 million in 2022. The increase is due to an increase in interest rates on the senior term loan and credit facility, partially offset by lower debt levels in 2023 compared with 2022.

The effective tax rate for 2023 increased to 26.3% compared to 20.6% for the full year 2022 driven largely by the aforementioned return to provision adjustment resulting from foreign tax credits recognized in the fourth quarter of 2023.

The Company reported 2023 net income of $10.4 million, or $1.41 per diluted share, compared to net income of $20.5 million, or $2.78 per diluted share, in 2022. Adjusted net income for 2023 was $14.3 million, or $1.93 per diluted share, compared to adjusted net income of $24.1 million, or $3.27 per diluted share, in 2022.

Balance Sheet Review

Cash and cash equivalents were $4.5 million at December 31, 2023 compared to $5.7 million on the same date a year ago.

Total debt at December 31, 2023 was $175.0 million, consisting of $77.9 million senior term loan and $97.1 million of borrowings under the Company's senior secured asset-backed credit facility. Compared with December 31, 2022 and September 30, 2023, total debt at December 31, 2023 was down 32.6% and 19.1%, respectively.

Inventory at December 31, 2023 was $169.2 million compared to $235.4 million on the same date a year ago. Compared with December 31, 2022 and September 30, 2023, inventories at December 31, 2023 were down 28.1% and 13.1%, respectively.

Conference Call Information

The Company's conference call to review fourth quarter 2023 results will be broadcast live over the internet today, Wednesday, February 28, 2024 at 4:30 pm Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 704-4453 (domestic) or (201) 389-0920 (international). The conference call will also be available to interested parties through a live webcast at www.rockybrands.com. Please visit the website and select the "Investors" link at least 15 minutes prior to the start of the call to register and download any necessary software.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names. Brands in the portfolio include Rocky®, Georgia Boot®, Durango®, Lehigh®, The Original Muck Boot Company®, XTRATUF®, and Ranger®. More information can be found at RockyBrands.com.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the ability of the Company to invest in its business to drive profitable growth and increase shareholder value over the near and long-term (Paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2022 (filed March 10, 2023), and quarterly reports on Form 10-Q for the quarters ended March 31, 2023 (filed May 10, 2023), June 30, 2023 (filed August 9, 2023) and September 30, 2023 (filed November 8, 2023). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by the Company or any other person that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Operating Officer, Chief Financial Officer, and Treasurer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31,	December 31,
	2023	2022
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$4,470	$5,719
Trade receivables – net	77,028	94,953
Contract receivables	927	-
Other receivables	1,933	908
Inventories – net	169,201	235,400
Income tax receivable	1,253	-
Prepaid expenses	3,361	4,067
Total current assets	258,173	341,047
LEASED ASSETS	7,809	11,014
PROPERTY, PLANT & EQUIPMENT – net	51,976	57,359
GOODWILL	47,844	50,246
IDENTIFIED INTANGIBLES – net	112,618	121,782
OTHER ASSETS	965	942
TOTAL ASSETS	$479,385	$582,390

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$49,840	$69,686
Contract liabilities	927	-
Current Portion of Long-Term Debt	2,650	3,250
Accrued expenses:
Salaries and wages	1,204	1,253
Taxes – other	925	1,325
Accrued freight	2,284	2,413
Commissions	904	1,934
Accrued duty	5,440	6,764
Accrued interest	2,104	2,822
Income tax payable	-	1,172
Other	5,251	5,675
Total current liabilities	71,529	96,294
LONG-TERM DEBT	170,480	253,646
LONG-TERM TAXES PAYABLE	169	169
LONG-TERM LEASE	5,461	8,216
DEFERRED INCOME TAXES	7,475	8,006
DEFERRED LIABILITIES	716	586
TOTAL LIABILITIES	255,830	366,917
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding December 31, 2023 - 7,412,480; December 31, 2022 - 7,339,011	71,973	69,752
Retained earnings	151,582	145,721
Total shareholders' equity	223,555	215,473
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$479,385	$582,390

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
NET SALES	$125,952	$138,926	$461,833	$615,475
COST OF GOODS SOLD	75,223	82,214	283,235	390,256
GROSS MARGIN	50,729	56,712	178,598	225,219

OPERATING EXPENSES	35,993	43,092	143,226	181,181

INCOME FROM OPERATIONS	14,736	13,620	35,372	44,038

INTEREST EXPENSE AND OTHER – net	(5,276)	(5,859)	(21,218)	(18,270)

INCOME BEFORE INCOME TAX EXPENSE	9,460	7,761	14,154	25,768

INCOME TAX EXPENSE	2,748	1,246	3,728	5,303

NET INCOME	$6,712	$6,515	$10,426	$20,465

INCOME PER SHARE
Basic	$0.91	$0.89	$1.42	$2.80
Diluted	$0.91	$0.89	$1.41	$2.78

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	7,385	7,329	7,363	7,317
Diluted	7,405	7,345	7,381	7,369

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

NET SALES
NET SALES, AS REPORTED	$125,952	$138,926	$461,833	$615,475
ADD: RETURNS RELATING TO SUPPLIER DISPUTE	-	-	1,542	-
LESS: DISPOSITION OF INVENTORY ASSETS	-	-	-	(3,569)
ADJUSTED NET SALES	$125,952	$138,926	$463,375	$611,906

COST OF GOODS SOLD
COST OF GOODS SOLD, AS REPORTED	$75,223	$82,214	$283,235	$390,256
LESS: SUPPLIER DISPUTE INVENTORY ADJUSTMENT	-	-	(181)	-
LESS: DISPOSITION OF INVENTORY ASSETS	-	-	-	(2,444)
ADJUSTED COST OF GOODS SOLD	$75,223	$82,214	$283,054	$387,812

GROSS MARGIN
GROSS MARGIN, AS REPORTED	$50,729	$56,712	$178,598	$225,219
ADJUSTED GROSS MARGIN	$50,729	$56,712	$180,321	$224,094

OPERATING EXPENSES
OPERATING EXPENSES, AS REPORTED	$35,993	$43,092	$143,226	$181,181
LESS: ACQUISITION-RELATED AMORTIZATION	(692)	(764)	(2,840)	(3,110)
LESS: DISPOSITION OF ASSETS	-	-	-	(33)
LESS: CLOSURE OF MANUFACTURING FACILITY	(100)	-	(498)	-
LESS: ACQUISITION-RELATED INTEGRATION EXPENSES	-	-	-	(397)
LESS: RESTRUCTURING COSTS	-	(927)	(1,486)	(2,128)
ADJUSTED OPERATING EXPENSES	$35,201	$41,401	$138,402	$175,513

INCOME FROM OPERATIONS, ADJUSTED	$15,528	$15,311	$41,919	$48,581

INTEREST EXPENSE AND OTHER – net , AS REPORTED	$(5,276)	$(5,859)	$(21,218)	$(18,270)
LESS: GAIN ON SALE OF BUSINESS	-	-	(1,341)	-
ADJUSTED INTEREST EXPENSE AND OTHER – net	(5,276)	(5,859)	(22,559)	(18,270)

NET INCOME
NET INCOME, AS REPORTED	$6,712	$6,515	$10,426	$20,465
TOTAL NON-GAAP ADJUSTMENTS	792	1,691	5,206	4,543
TAX IMPACT OF ADJUSTMENTS	(230)	(271)	(1,371)	(935)
ADJUSTED NET INCOME	$7,274	$7,935	$14,261	$24,073

NET INCOME PER SHARE, AS REPORTED
BASIC	$0.91	$0.89	$1.42	$2.80
DILUTED	$0.91	$0.89	$1.41	$2.78

ADJUSTED NET INCOME PER SHARE
BASIC	$0.98	$1.08	$1.94	$3.29
DILUTED	$0.98	$1.08	$1.93	$3.27

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,385	7,329	7,363	7,317
DILUTED	7,405	7,345	7,381	7,369

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, we present the following non-GAAP financial measures: "adjusted net sales," "adjusted cost of goods sold," "adjusted gross margin," "adjusted operating expenses," "adjusted operating income" (or "income from operations, adjusted")," "adjusted net income," and "adjusted net income per share." Adjusted results exclude the impact of items that management believes affect the comparability or underlying business trends in our consolidated financial statements in the periods presented. We believe that these non-GAAP measures are useful to investors and other users of our consolidated financial statements as an additional tool for evaluating operating performance. We believe they also provide a useful baseline for analyzing trends in our operations.

Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See "Reconciliation of GAAP Measures to Non-GAAP Measures" accompanying this press release.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Disposition of Inventory Assets	Disposition of inventory assets relating to the sale of inventory and related cost of goods sold in connection with the divesture of the NEOS brand.	We exclude the disposition of inventory assets for purposes of calculating certain non-GAAP measures because the sale and related cost of goods sold does not reflect our normal business operations. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.
Returns relating to supplier dispute	Returns relating to supplier dispute consist of returns of product produced by a manufacturing supplier.	We excluded these returns for calculating certain non-GAAP measures because these returns are inconsistent in size with our normal course of business and are unique to the on-going dispute with the manufacturing supplier. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate net sales trends.
Supplier dispute inventory adjustment	Supplier dispute inventory adjustment consists of an inventory adjustment to cost of goods sold for product produced by a manufacturing supplier.

We excluded this inventory adjustment to cost of goods sold for calculating certain non-GAAP measures because this adjustment is noncustomary and is unique to the on-going dispute with the manufacturing supplier. This adjustment facilitates a useful evaluation of our current operating performance and comparison to past operating performance and provides investors with additional means to evaluate net cost of goods sold trends.

Acquisition-related amortization

Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as brands and customer relationships acquired in connection with the acquisition of the performance and lifestyle footwear business of Honeywell International Inc. Charges related to the amortization of these intangibles are recorded in operating expenses in our GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.

We excluded amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the valuation of our acquisition. These adjustments facilitate a useful evaluation of our current operating performance and comparison to past operating performance and provide investors with additional means to evaluate cost and expense trends.

Disposition of Assets	Disposition of fixed assets relating disposals of non-financial assets. This includes the disposal of non-financial assets and corresponding expenses related to the divesture of the NEOS brand and other long-lived assets at our manufacturing facilities.	We exclude the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the loss does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.
Acquisition-related integration expenses

Acquisition-related integration expenses are expenses including investment banking fees, legal fees, transaction fees, integration costs and consulting fees tied to the acquisition of the performance and lifestyle footwear business of Honeywell International Inc.

We excluded acquisition-related expenses for purposes of calculating certain non-GAAP measures because the charges do not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.

Restructuring Costs

Restructuring costs represent severance expenses associated with headcount reductions following the integration of the acquired performance and lifestyle footwear business of Honeywell International Inc in 2022 and the sale of the Servus Brand in 2023.

We excluded restructuring costs for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

Closure of Manufacturing Facility	Closure of manufacturing facility relates to the expenses and overhead incurred associated with closing our Rock Island manufacturing facility.	We exclude costs associated with the closure of our manufacturing facility for purposes of calculating non-GAAP measures because these costs do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operations performance and comparison to past operating results and provide investors with additional means to evaluate expense trends.
Gain on Sale of Business	Gain on sale of business relates to the sale of the Servus brand. This includes the disposal of non-financial assets and corresponding expenses relating to the sale of the brand along with assets held at our Rock Island manufacturing facility.	We excluded the disposition of non-financial assets and related expenses for purposes of calculating certain non-GAAP measures because the gain does not accurately reflect our current operating performance and comparisons to past operating results and provide investors with additional means to evaluate cost trends.